Exhibit 99.1

For further information, contact:

Danial J. Tierney, Executive Vice President

Office:  (503) 257-8766, Ext. 279

Fax:  (800) 754-6187 / E-mail:  dantierney@trm.com

TRM Third Quarter Review

Portland, Oregon: 9 November 2004—TRM Corporation (NASDAQ—“TRMM”) today announced that it will present its 2004 third quarter results during a live audio Webcast to be held Friday, 12 November 2004 at 11:00 a.m. Eastern Time.

Registration for the Webcast is now available.  Interested parties can access the registration page by clicking on the Webcast link on TRM’s homepage, www.trm.com.  The Webcast slide presentation will be available to download and print no later than 9:00 a.m. Eastern Time on Friday, 12 November 2004.  For those unable to access the website, there will be a teleconference line available. The call-in numbers are as follows: (888) 396-2384 (United States/Canada) or (617) 847-8711 (all other countries), conference call code: 26201609.  For those unable to participate in the live call, the audio and slide presentation will be available via the TRM website.

About TRM

TRM Corporation is a consumer services company that provides convenience ATM and photocopying services in high-traffic retail environments. TRM’s customer base has grown to over 20,000 retailers throughout the United States and 29,000 locations world wide, including 6,000 locations across the United Kingdom and 3,000 locations in Canada. With the acquisition of the ATM division of eFunds, scheduled to close 19 November 2004, TRM will become a leading worldwide ATM enterprise.

FORWARD LOOKING STATEMENTS

Statements made in this news release that are not historical facts are forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth.  Additional information on these factors, which could affect our financial results, is included in our SEC filings.  Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement.  Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement.  We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.